UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/27/2011

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-163411

Maryland	26-0500668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

(770) 449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On January 27, 2011, Wells Core Office Income REIT, Inc. (which may be referred to herein as the "Registrant," "we," "our" or "us") purchased a three-story office building containing approximately 144,000 rentable square feet (the "Westway One Building") for approximately $31.0 million, exclusive of closing costs. The acquisition was funded with proceeds of $18.6 million from a $70.0 million secured revolving credit facility, proceeds of $3.4 million from a related-party loan, and proceeds of $9.0 million raised from our ongoing public offering. The Westway One Building was built in 2007 and is located on approximately 9.0 acres of land located in Houston, Texas. The Westway One Building was purchased from Behringer Harvard Equity Drive, LP, which is not affiliated with us, Wells Real Estate Advisory Services III, LLC (the "Advisor"), or an affiliate of the Advisor. The purchase price for the Westway One Building is less than the estimated replacement cost.

The Westway One Building is currently 100% leased to four tenants and anchored by NATCO Group, Inc., a division of Cameron Corp. Cameron Corp is a Fortune 500 global provider of pressure control, processing, flow control and compression systems as well as project management and aftermarket services for the oil and gas processing industries. NATCO Group, Inc. occupies approximately 67% of the Westway One Building.

The current aggregate annual effective base rent is approximately $2.6 million. The current weighted-average rental rate over the lease term is approximately $16.49 per square foot. The current weighted-average remaining lease term is approximately six years. NATCO Group, Inc utilizes the location to provide executive administration support for their processing and filtering activities. Each of the four tenants have the right to extend the term of its lease for one additional five-year renewal period at 95% of the then-current market rate.

Based on the current condition of the Westway One Building, we do not believe it will be necessary to make significant renovations to the Westway One Building. Our management believes that the Westway One Building is adequately insured.

Item 9.01.    Financial Statements and Exhibits

(a)         Financial Statements.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before April 12, 2011, by amendment to this Form 8-K.

(b)         Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Date: January 27, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President